UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington, D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________

Item 8.01.	Other Events.

On June 5, 2013, the board of directors of Farmer Mac declared a quarterly dividend on each of Farmer Mac's three classes of common stock - Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non-Voting Common Stock. The quarterly dividend of $0.12 per share of common stock will be payable on June 28, 2013 to holders of record of common stock as of June 17, 2013.

Also on June 5, 2013, the board of directors of Farmer Mac declared a quarterly dividend on Farmer Mac's 5.875% Non-Cumulative Preferred Stock, Series A. The quarterly dividend of $0.3672 per share of Series A Preferred Stock is for the period from but not including April 17, 2013 to and including July 17, 2013 and will be payable on July 17, 2013 to holders of record of preferred stock as of July 2, 2013. Each share of Series A Non-Cumulative Preferred Stock has a par value and liquidation preference of $25.00 per share.

Information about the dividends is also included in the press release attached to this report as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits:

99    Press release dated June 5, 2013 regarding declaration of dividends on common stock and declaration of dividends on preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President - General Counsel

Dated:    June 5, 2013